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                 SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES
                              EXHIBIT 11 - PART I
                       COMPUTATION OF PER SHARE EARNINGS
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
The weighted average number of shares used in the computation of net income per share is as follows:

                                                    TWELVE WEEKS ENDED                 TWENTY-FOUR WEEKS ENDED
                                              -----------------------------        ----------------------------------
                                              October 12,        October 13,         October 12,         October 13,
                                                 1997                1996                1997               1996
                                              -----------        -----------       ---------------     ---------------
Weighted average of outstanding shares         28,855,441          29,060,972         28,878,144         28,954,549
Common stock equivalents                            2,981                   -              1,490                 33
                                              -----------         -----------        -----------        -----------
Primary shares                                 28,858,422          29,060,972         28,879,634         28,954,582
Additional shares                                     157                  52                 79                 37
                                              -----------         -----------        -----------        -----------
Fully diluted shares                           28,858,579          29,061,024         28,879,713         28,954,619
                                              ===========         ===========        ===========        ===========

Net income used to calculate primary
 and fully diluted earnings per share         $   776,000           ($622,000)       $ 2,263,000          ($128,000)
                                              ===========         ===========        ===========        ===========

Earnings per share                            $      0.03              ($0.02)       $      0.08             ($0.00)
                                              ===========         ===========        ===========        ===========
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